Exhibit 99.1

Cullinan Therapeutics Announces Oversubscribed $280 million Private Placement

Financing includes new and existing leading life sciences institutional investors

Proceeds, along with existing cash and cash equivalents, are expected to extend cash runway into 2028

Cullinan to host a virtual investor event on April 16 at 8:00 am ET

CAMBRIDGE, Mass., April 16, 2024 (GLOBE NEWSWIRE) – Cullinan Therapeutics, Inc. (formerly Cullinan Oncology, Inc.) (Nasdaq: CGEM; “Cullinan”), a biopharmaceutical company focused on developing modality-agnostic targeted therapies, today announced that it has entered into a stock purchase agreement with certain institutional and accredited investors for a private placement of approximately $274.0 million of shares of its common stock at a price of $19.00 per share and, in lieu of common stock to certain investors $6.0 million of pre-funded warrants to purchase shares of its common stock at a price of $18.999 per pre-funded warrant. The exercise price of each pre-funded warrant will equal $0.001 per share. Cullinan expects to receive gross proceeds from the offering of approximately $280.0 million, before deducting placement agent fees and other offering expenses.

The private placement consisted of participation from new and existing investors, including Adage Capital Partners LP, Avidity Partners, Blue Owl Healthcare Opportunities, Boxer Capital, Braidwell LP, BVF Partners L.P., Foresite Capital Management, an affiliate of Deerfield Management, Invus, OrbiMed, Paradigm BioCapital, Rock Springs Capital, RTW Investments, Surveyor Capital (a Citadel company) and Venrock Healthcare Capital Partners.

The private placement is expected to close on or about April 18, 2024, subject to the satisfaction of customary closing conditions.

Proceeds from the financing are expected to be used to support Cullinan’s ongoing research and development activities, the expansion of its CD19xCD3 T cell engager clinical program for autoimmune diseases, as well as general corporate purposes and working capital.

Morgan Stanley, TD Cowen, and Leerink Partners acted as lead placement agents for the private placement. Stifel acted as a placement agent and Wedbush & Co., LLC and BTIG acted as co-placement agents for the private placement.

The proceeds from the private placement, combined with current cash, cash equivalents, short-term investments and interest receivable, are expected to fund Cullinan’s current operating plan into 2028.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Cullinan has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants issued in the private placement, no later than 30 days after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company dedicated to creating new standards of care for patients. We have strategically built a diversified portfolio of clinical-stage assets that inhibit key drivers of disease or harness the immune system to eliminate diseased cells in both oncology and autoimmune diseases. Our portfolio encompasses a wide range of modalities, each with the potential to be best and/or first in class. Anchored in a deep understanding of oncology, immunology, and translational medicine, we create differentiated ideas, identify the most appropriate targets, and select the optimal modality to develop transformative therapeutics across a wide variety of cancer and autoimmune indications. We push conventional boundaries from candidate selection to differentiated therapeutic, applying rigorous go/no go criteria at each stage of development to fast-track only the most promising molecules to the clinic and, ultimately, commercialization. With deep scientific expertise, our teams exercise creativity and urgency to deliver on our promise to bring new therapeutic solutions to patients.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Cullinan’s beliefs and expectations regarding the expected timeline for closing of the private placement, the intended use of proceeds from the private placement, the filing and timing of a resale registration statement, its cash runway, and its plans regarding the clinical and therapeutic potential of our product candidates and future research and development activities. The words “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “potential,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks associated with market conditions and the satisfaction of closing conditions related to the private placement and risks associated with Cullinan’s cash needs. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither Cullinan nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Contacts

Investors
Chad Messer
+1 203.464.8900
cmesser@cullinanoncology.com

Media

Rose Weldon

215-801-7644

rweldon@cullinanoncology.com